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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Adobe Systems Incorporated:

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated January 31, 2005, with respect to the consolidated balance sheets of Adobe Systems Incorporated as of December 3, 2004 and November 28, 2003, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 3, 2004, and related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 3, 2004, and the effectiveness of internal control over financial reporting as of December 3, 2004, which reports appear in the December 3, 2004 annual report on Form 10-K of Adobe Systems Incorporated and to the reference to our firm under the headings "Adobe Selected Historical Consolidated Financial Data" and "Experts" in the Registration Statement.

        Our report on the consolidated financial statements refers to a change in accounting for goodwill in 2003.

/s/ KPMG LLP
Mountain View, California

July 20, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM